UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2016

EXTRACTION OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37907	46-1473923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 17th Street, Suite 5300

Denver, Colorado 80202

(Address of Principal Executive Offices)

(720) 557-8300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

(d) The Board of Directors (the “Board”) of Extraction Oil & Gas, Inc., a Delaware corporation (the “Company”) appointed Donald L. Evans and Wayne W. Murdy as members of the Board, effective December 15, 2016.

Messrs. Evans and Murdy will each receive 125,000 restricted stock units (“RSUs”) under the Extraction Oil & Gas, Inc. 2016 Long-Term Incentive Plan in connection with their respective appointments to the Board. The RSUs will vest in full after one year of continuous service as a director. Upon vesting, each RSU will entitle the holder to receive one share of the common stock, par value $0.01, of the Company. The foregoing description of the RSU awards is not complete and is qualified in its entirety by reference to the full text of the form of Restricted Stock Unit Agreement (for Directors), which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

A fulsome description of the other compensation Messrs. Evans and Murdy will receive following their appointment to the Board is contained in the section of the prospectus, dated October 11, 2016 (the “Prospectus”) entitled “Executive Compensation”, filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 13, 2016, pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

In connection with the appointment of Messrs. Evans and Murdy to the Board, the Company has entered into Indemnification Agreements (the “Indemnification Agreements”) with each of Messrs. Evans and Murdy. These Indemnification Agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company, and to advance certain expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The foregoing description of the Indemnification Agreements is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, which are attached as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

There are no arrangements or understandings between either Messrs. Evans or Murdy and any other person pursuant to which he was selected as a director. Neither Messrs. Evans nor Murdy has any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which either Messrs. Evans or Murdy has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Following his appointment to the Board, Mr. Murdy is expected to serve as Chairman of the Board’s Audit Committee. No committee assignment has yet been made for Mr. Evans.

Item 7.01Regulation FD Disclosure

On December 15, 2016, the Company announced the appointments of Messrs. Evans and Murdy to the Board. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this Current Report, including the exhibit attached hereto as Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1

Form of Restricted Stock Unit Award Agreement (for Directors) (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-8 (File No. 333-214089) filed with the Commission on  October 13, 2016).

10.2	Indemnification Agreement (Donald L. Evans)
10.3	Indemnification Agreement (Wayne W. Murdy)
99.1	Press Release, dated December 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2016

EXTRACTION OIL & GAS, INC.

By:	/s/ Russell T. Kelley, Jr.
Russell T. Kelley, Jr.
Chief Financial Officer

EXHIBIT INDEX

(d)Exhibits.

Exhibit No.	Description
10.1

Form of Restricted Stock Unit Award Agreement (for Directors) (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-8 (File No. 333-214089) filed with the Commission on  October 13, 2016).

10.2	Indemnification Agreement (Donald L. Evans)
10.3	Indemnification Agreement (Wayne W. Murdy)
99.1	Press Release, dated December 15, 2016.